EXHIBIT 10.41

LEASE SCHEDULE NO. 008R

“This Lease Schedule No. 008R replaces Lease Schedule No. 008.”

This Lease Schedule is issued pursuant to the Lease Agreement Number ST053006 dated May 30, 2006. The terms of the Lease Agreement and serial numbers contained on Certificate of Acceptance Numbers ST053006-005-001 thru ST053006-005-020 and ST053006-008-001 thru ST053006-008-003 are a part hereof and are incorporated by reference herein.

LESSOR	LESSEE
Farnam Street Financial, Inc.	Staar Surgical Company
5850 Opus Parkway, Suite 240	1911 Walker Avenue
Minnetonka, MN 55343	Monrovia, CA 91016

SUPPLIER OF EQUIPMENT	LOCATION OF EQUIPMENT
Various	Same as above

Initial Term of Lease from Commencement Date: 36 months

Monthly Lease Charge: $24,941.00

Delivery and Installation: August 2013 – May 2014

Commencement Date: June 1, 2014

Security Deposit: $24,941.00. Provided that there has been no event of default and Lessee has returned all of the Equipment under this Lease Schedule per the terms of the Lease Agreement, this security deposit will be returned to Lessee.

EQUIPMENT

MANUFACTURER QTY MACHINE/MODEL	EQUIPMENT DESCRIPTION (including features)

See Attachment A

The total Equipment cost on this Lease Schedule is $964,611.80. The Monthly Lease Charge will be prorated and charged as interim rent between the Installation Date of each item of Equipment, as Lessee indicates on the Certificate(s) of Acceptance, and the Commencement Date. Interim rent billed prior to the Commencement date shall not reduce or offset Lessee’s post-Commencement Monthly Lease Charge obligations hereunder.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:

FARNAM STREET FINANCIAL, INC.		STAAR SURGICAL COMPANY
“LESSOR”		“LESSEE”

By:	/s/ Steven C. Morgan	By:	/s/ Deborah Andrews

Print		Print
Name:	Steven C. Morgan	Name:	Deborah Andrews

Title:	President	Title:	Chief Accounting Officer

Date:	June 17, 2014	Date:	May 29, 2014

Rider Number:	006

Lease Agreement Number:	ST053006

Lease Schedule Number:	008

Lessee Name:	STAAR SURGICAL COMPANY

Lease Dated:	MAY 30, 2006

PURCHASE OPTION

Lessee shall have the option to purchase the Equipment in its physical possession and on this Lease Schedule at the end of the initial term, in whole and not in part, on an as-is, where-is, retail, in-place basis, for the then determined mutually-agreed purchase price (plus applicable taxes) provided that (i) an Event of Default has not occurred, (ii) Lessor has received all of the Lease Charges due under the Lease Schedule prior to Lessee exercising this option to purchase (including all late fees whether billed or unbilled), (iii) Lessor has received payment for all unpaid late fees and estimated property taxes, if any, and (iv) Lessor has received written notice of Lessee's election to exercise said purchase option not less than one hundred twenty (120) days prior to the last date of the initial term of this Lease Schedule.

Lessee will receive title to the Equipment free and clear of all known liens only after Lessee has performed all of its obligations associated with the Lease Agreement and Lessor has been paid all sums due or becoming due under both this purchase option and the Lease Agreement, including, whether billed or not, all lease charges, taxes, and late fees. Lessor shall retain all monies received in association with the Lease Schedule including all rent, taxes, security deposits and other monthly lease charges and Lessee hereby waives any right to offset these monies against the costs associated with the exercise of this purchase option. Any sales or use tax due and not paid on these monies shall be added to the purchase price above.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:

FARNAM STREET FINANCIAL, INC.		STAAR SURGICAL COMPANY
“LESSOR”		“LESSEE”

By:	/s/ Steven C. Morgan	By:	/s/ Deborah Andrews

Print		Print
Name:	Steven C. Morgan	Name:	Deborah Andrews

Title:	President	Title:	Chief Accounting Officer

Date:	August 13, 2013	Date:	August 9, 2013